Exhibit 10.1

First Amendment to Registration Rights Agreement

This First Amendment to the Registration Rights Agreement (the “Amendment”), dated as of June 23, 2026, is made by and between BNB Plus Corp., a Delaware corporation (“Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”). The parties hereto are referred to collectively as the “Parties” and individually as a “Party”.

Whereas, the Parties have entered into that certain Registration Rights Agreement (the “Agreement”) dated as of May 26, 2026;

Whereas, pursuant to Section 6(b) of the Agreement, the Parties desire to amend the Agreement to extend the Filing Date (as defined in the Agreement) as more fully described herein; and

Whereas, the Purchasers hereto hold 50.1% or more of the Registrable Securities.

Now, Therefore, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Definitions. Capitalized terms used and not otherwise defined herein have the meaning ascribed to such terms in the Agreement.

2.             Amendment to the Agreement. “Filing Date” as defined in the Agreement is hereby amended and restated in its entirety as follows:

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the date on which all purchasers have closed (the "Final Closing Date") with the Final Closing Date to occur on or before July 17, 2026, and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

3.             Reference to and Effect on the Agreement. Except as specifically modified or amended by the terms of this Amendment, the Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Agreement to itself shall be deemed references to the Agreement as amended hereby.

4.             Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by electronic communication) to the other Parties.

5.             Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to the Agreement or the transactions contemplated hereby, shall be determined in accordance with the provisions of the Transaction Agreements, as applicable.

6.             Successors and Assigns. This Amendment shall be binding upon the Parties to the Agreement and their respective successors and permitted assigns.

7.             Headings. Headings in this Amendment are included for convenience or reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BNB Plus Corp.

By:	/s/ Clay Shorrock
Name:	Clay Shorrock
Title:	Chief Executive Officer and President

Comstock Multichain Fund

By:	/s/ Richard Shorten
Name:	Richard Shorten
Title:	Manager of the General Par

KGPLA Holdings LLC

By:	/s/ Michael Komaransky
Name:	Michael Komaransky
Title:	Manager

[Signature Page to the First Amdendment to the Registration Rights Agreement]